First Quarter 2014 Results Conference Call May 8, 2014

Safe Harbor 2 With the exception of historical information, the matters disclosed in this presentation are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its 2013 Form 10-K and its Forms 10-Q for 1Q’14, 3Q’13, 2Q’13 and 1Q’13, in addition to the risks and uncertainties described on page 18 of this presentation. These forward- looking statements represent the Company’s judgment as of the date of this presentation. The Company disclaims, however, any intent or obligation to update these forward-looking statements. This presentation also includes non-GAAP financial measures. You can find a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in our results press release filed on Form 8-K today with the SEC and posted in the Investor Relations portion of our web site at www.SunEdison.com.

Quarter Overview 3 Completed 150 MW in 1Q’14…nearly 3x 1Q’13 volume • 463 MW under construction at end of 1Q Retained 74 MW….~20 MW above guidance mid-point • Projects represent an estimated $122 million of retained value • Capturing $97 million of additional value above foregone gross margin Gross pipeline additions were 323 MW; Pipeline now at 3.6 GW • Backlog at 1.0 GW • Added ~ 80 projects in USA, Japan, U.K., India, LatAm & Canada Closed financings for growth and project retention • $150 million of $300 million non-recourse construction revolver • $250 million non-recourse facility for portfolio acquisitions

1Q 2014 Results Review 4 1Q Highlights  MW completions within guidance  Exceeded plan for MW held on balance sheet • Retained value $122 million • $97 million above foregone margin  ASP within guidance Key Metrics 1Q 2014 Outlook 1Q 2014 Actual Solar Energy Systems MW Sold (Non-GAAP) 85 to 105 76 Solar Energy Systems MW Retained on Balance Sheet 50 to 60 74 Solar Energy Systems Total MW Completions 135 to 165 150 Fully-Developed Solar Energy Systems Avg. Price ($/Wdc) $2.85 to $3.10 $3.02 Note: Unaudited

1Q 2014 Summary Results 5  Adjustments to GAAP are related to direct sale and financing sale-leaseback solar projects  Non-GAAP net loss excludes $291 million, or $1.09, net of tax, per share, of fair value adjustments related to convertible note related derivatives Note: Unaudited. See non-GAAP to GAAP reconciliation included in our earnings press release filed on Form 8-K dated 5/8/2014 ($ Millions, except per share) Semiconductor Materials Solar Energy SunEdison GAAP Non-GAAP Adjustments (Solar Energy) SunEdison Non-GAAP Net Sales 206.1$ 340.4$ 546.5$ 31.1$ 577.6$ Gross Profit 47.2 (25.5) 21.7 Gross Margin% 8.6% 3.8% Operating Expenses 125.3 - 125.3 Operating Income (Loss) (16.9) (61.2) (78.1) (25.5) (103.6) Operating Margin % -8.2% -18.0% -14.3% -17.9% Other Expense / (Income) 518.5 (463.7) 54.8 Loss Before Tax (596.6) 438.2 (158.4) Income Tax Expense / (Income) 20.5 (111.2) (90.7) Equity in Earnings of JVs/Noncontrolling Interest 3.5 - 3.5 Net Income (Loss) (613.6)$ 549.4$ (64.2)$ Diluted Earnings (Loss) per Share (2.31)$ 2.06$ (0.25)$

Period Comparisons

($ Millions, except per share)	1Q 2014 Non-GAAP	4Q 2013 Non-GAAP	vs. Prior Quarter $ Variance	vs. Prior Quarter % Variance	1Q 2013 Non-GAAP	vs. Prior Year $ Variance	vs. Prior Year % Variance
Net Sales	$ 577.6	$ 960.7	$ (383.1)	-40%	$ 431.3	$ 146.3	34%
Gross Profit	21.7	46.7	(25.0)	-54%	41.8	(20.1)	-48%
Gross Margin %	3.8%	4.9%			9.7%		
Operating Expenses	125.3	170.2	(44.9)	-26%	83.2	42.1	51%
Operating Income (Loss)	(103.6)	(123.5)	19.9	-16%	(41.4)	(62.2)	150%
Operating Margin %	-17.9%	-12.9%			-9.6%		
Net Income (Loss)	(64.2)	(128.7)	64.5	-50%	(35.5)	(28.7)	81%
Diluted Earnings (Loss) per Share	$ (0.25)	$ (0.48)	$ 0.23	-48%	$ (0.16)	$ (0.09)	54%

Revenue

- Q/Q decline driven by lower solar project sales, partially offset by higher solar materials sales
- Y/Y higher due to higher solar project sales, partially offset by lower semiconductor materials sales

Gross Margin

- Lower Q/Q due to lower solar project volume and lower materials margin
- Lower Y/Y primarily due to lower solar materials and semiconductor materials margin

Operating Expense

- Opex higher Y/Y due to investment in growth initiatives and lower Q/Q due to cost containment. 2013 4Q also included $37.0 million charge related to an asset impairment and $15.9 million one-time VIE charge

Non-GAAP Net Income & Earnings Per Share

- 1Q14 excludes $291 million, or $1.09, net of tax, per share of fair value adjustments related to convertible note related derivatives

Note: Unaudited. See non-GAAP to GAAP reconciliation included in our earnings press release filed on Form 8-K dated 5/8/2014

SunEdison®

6

Solar Energy (Non-GAAP) 7 Note: Unaudited 1Q’13 4Q’13 1Q’14 Comments MW Sold 45 206 76 MW Retained 12 127 74 Retained value model Total MW Completed 57 333 150 Y/Y up ~3x Revenue ($M) 199 749 372 Down Q/Q due to lower MW Gross Margin ($M) 19 40 13 Retain higher, sell lower, gross margin projects OpEx ($M) 56 131 100 Y/Y up ~2x; growth initiatives Op Profit ($M) (37) (91) (87) Retained Value ($M) 22 257 122 239 MW retained since 1Q’13 Net Value Created ($M) (15) 160 35 Retained value model

Solar Project Activity Pipeline by Region Pipeline by Size 3.6 GWdc Pipeline  Up 173 MW from 4Q’13  323 MW gross additions in 1Q’14 463 MWdc Under Construction  Down from 504 MW in 4Q’13 due mostly to completion of several large projects 150 MWdc Completed Solar Project Pipeline & Installations 8 US 40% EMEA & LA 27% Emerging Markets 26% Canada 7% 10 ≤ MW <50 34% 1 ≤ MW <10 11% MW≥100 22% MW <1 5% 50 ≤ MW <100 28% MWdc Note: Unaudited 49 169 74 91 45 51 75 206 76 5 41 12 0 25 127 74 147 104 117 73 135 200 558 504 463 - 100 200 300 400 500 600 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2012 2013 2013 Retained on Bal Sheet Sold Under Construction * MW Sold, MW’s Retained on Balance Sheet and MW under construction include percentage of completion (POC)

1.0 GW Backlog 3.6 GW Pipeline/Backlog Solar Project Backlog 9 Pipeline: A project with a signed or awarded PPA or other energy off-take agreement or has achieved each of the following three items: site control, an identified interconnection point with interconnection cost estimate, and executed energy off-take agreement or the determination that there is a reasonable likelihood that an energy off-take agreement will be signed. Backlog: A project with an executed PPA or other energy off-take agreement, such as a FiT. Pipeline 73% Backlog 14% 463 MWdc (13%) Under Construction USA 51% Canada 11% North America Projects • 12 (243 MWdc) US utility • 453 (261 MWdc) US DG • 8 (104 MWdc) Canada Emerging 21% EMEA/LatAm 17% dc dc  Backlog down 73 MW Q/Q • Additions in LatAm, USA, UK, Japan & Canada offset by completions in LatAm, USA and Canada Note: Unaudited  Backlog/Under Construction is 27% of Pipeline • All backlog projects have signed PPA or FiT • Most expected to be completed in the next 24 months

Driving Higher NPV / Watt 10 90% CAGR in Project Completions 2009-2014  Leading brand in a high growth fragmented market Now Have Scale to Optimize NPV / Watt  Capture additional value on underwriting assumptions  Low risk contracted cash available  Flexibility to aggregate & monetize part or all at lower cost of capital: securitization, Yield Co, private market Strong Balance Sheet Management  Follow-on, convert, Semi IPO, working capital management

Global MW Completions High CAGR 11 Note: Unaudited Leading brand in multi- channel & multi-regions Scale provides flexibility to optimize monetization  Growth enables value capture through public & private vehicles CAGR 90% 0 200 400 600 800 1,000 1,200 2009 2010 2011 2012 2013 2014E MW Range

Creating Retained Value 12 Note: Unaudited Assumptions: • NPV calculated using 6.0% • Different underwriting assumptions: degradation, O&M, environmental attributes, production • Debt still closes on deals • Residual Value is the net present value of project cash flows from Yr 30 less PPA term • Foregone margin assumes market price/margin 1Q 2014 Cumulative $25 $122 $- $0.50 $1.00 $1.50 $2.00 $- $100 $200 $300 $400 $500 Foregone Margin Retained Value Pe r W at t M illi on s  Generated $97 million of additional value above foregone gross margin from 74 MW  Generated $284 million of additional value above foregone gross margin from 239 MW Retaining Highest Value Projects to Maximize Retained Value $136 $420 $- $0.50 $1.00 $1.50 $2.00 $- $100 $200 $300 $400 $500 Foregone Margin R tained Value Pe r W at t M illi on s

Cash Walk 13  Strong construction activity • Construction of solar projects driving change in cash • Solar Energy system financing generated $409 million in net proceeds 1Q Ending Cash $642 Solar Energy System Financing Other Operating/ Financing (77) CapEx & Other Investments Construction of Solar Projects 409 $832 (487) Net Working Capital 4 4Q Ending Cash Note: Unaudited Cash: Cash above includes cash and cash equivalents and cash committed for construction projects. (39)

Balance Sheet & Liquidity 14 ($ Millions) Assets Liabilities/ Equity  $463 M cash & cash equivalents  $178 M cash committed for construction projects  Non-recourse debt: • Excluded from leverage calculations in covenants • Supported by solar energy systems (including lease obligations)  No significant debt maturities until 2018 Note: Unaudited Cash: Cash above includes cash and cash equivalents and cash committed for construction projects. - 2,395 - - 950 642 2,993 Cash Solar Energy Systems (PPE) Recourse Debt Non Recourse Debt

Guidance 15 Key Metrics 2Q 2014 Forecast FY 2014 Forecast Comments Prior Current Solar Energy Systems MW Sold (Non-GAAP) 60 to 80 500 to 650 460 to 580 Retaining more as % of total Solar Energy Systems MW Retained on Balance Sheet 100 to 120 400 to 500 440 to 570 Driving higher retained value Solar Energy Systems Total MW Completions 160 to 200 900 to 1150 900 to 1150 90% growth Y/Y Fully-Developed Solar Energy Systems Avg. Price ($/Wdc) 2.85 to $3.15 $2.25 to $2.75 $2.40 to $2.75 ASP primarily a function of geographic and project type mix

Appendix

Segment Cash Flow 17 *2011 metrics are un-adjusted Note: Unaudited Semiconductor ($ Millions) Materials For the Quarter ending Mar. 31, 2014 Net Loss (600.8) (15.2) (616.0) Depreciation & Amortization 33.7 28.3 62.0 Stock Compensation 6.3 2.3 8.6 Loss on Convertible Notes Derivatives, net 451.8 0.0 451.8 Accounts Receivable 54.1 (0.5) 53.6 Inventory/Solar Energy Systems (54.3) 4.9 (49.4) Accounts Payable & Accrueds (101.4) 20.0 (81.4) Deferred Revenue 7.9 0.0 7.9 Other Operating (52.7) 5.8 (46.9) Taxes, net (4.1) (1.3) (5.4) Operating Cash Flow (259.5) 44.3 (215.2) Capital Expenditures (0.5) (19.6) (20.1) Construction of PV Systems (326.4) 0.0 (326.4) Financing & Capital Lease Obligations, net 440.9 0.0 440.9 Proceeds from Noncontrolling Interests 10.0 0.0 10.0 Free Cash Flow (135.5) 24.7 (110.8) Cash Committed to Construction Projects 80.8 0.0 80.8 Restricted Cash & Other (52.3) (27.8) (80.1) Total Cash Flow (107.0)$ (3.1)$ (110.1)$ Solar Energy SunEdison

Forward-Looking Statements 18 Certain matters discussed in this presentation and conference call are forward-looking statements, including that for the first quarter of 2014, the company expects solar energy systems sold total non-GAAP sales volume to be in the range of 60 MW to 80 MW, solar energy systems MW retained on the balance sheet to be between 100 MW and 120 MW, total solar energy systems completed to be between 160 MW and 200 MW, and that fully developed solar energy systems average project pricing to be between $2.85/watt and $3.15/watt; that for the 2014 full year, the company expects solar energy systems sold total non-GAAP sales volume to be in the range of 460 MW to 580 MW, solar energy systems MW retained on the balance sheet to be between 440 MW and 570 MW, total energy systems completed to be between 900 MW and 1150 MW, and total solar energy systems average project pricing to be between $2.40/watt and $2.75/watt and that the company estimates compound annual growth rate through 2014 of 90% and MW completion to be in the range of 900 MW and 1150 MW. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include concentrated project development risks related to large scale solar projects; the availability of attractive project finance and other capital for Solar Energy projects; market demand for our products and services; changes in the pricing environment for silicon wafers and polysilicon, as well as solar power systems; the availability and size of government and economic incentives to adopt solar power, including tax policy and credits and renewable portfolio standards; the ability to effectuate and realize the savings from the restructuring plan; our ability to maintain adequate liquidity and compliance with our debt covenants; the need to impair long lived assets or other intangible assets due to changes in the carrying value or realizability of such assets; the effect of any antidumping or countervailing duties imposed on photovoltaic cells and/or modules in connection with any trade complaints in the United States, Europe or elsewhere; the result of any Chinese government investigations of unfair trade practices in connection with polysilicon exported from the United States or South Korea into China; changes to accounting interpretations or accounting rules; existing or new regulations and policies governing the electric utility industry; our ability to convert solar project pipeline into completed projects in accordance with our current expectations; dependence on single and limited source suppliers; utilization of our manufacturing volume and capacity; the terms of any potential future amendments to or terminations of our long-term agreements with our solar wafer customers or any of our suppliers; general economic conditions, including interest rates; the ability of our customers to pay their debts as they become due; changes in the composition of worldwide taxable income and applicable tax laws and regulations, including our ability to utilize any net operating losses; failure of third-party subcontractors to construct and install our solar energy systems; quarterly fluctuations in our Solar Energy business; the impact of competitive products and technologies; inventory levels of our customers; supply chain difficulties or problems; interruption of production; outcome of pending and future litigation matters; good working order of our manufacturing facilities; our ability to reduce manufacturing and operating costs; assumptions underlying management's financial estimates; actions by competitors, customers and suppliers; changes in the retail industry; damage to our brand; acquisitions of pipeline in our Solar Energy segment; changes in product specifications and manufacturing processes; changes in financial market conditions; changes in foreign economic and political conditions; changes in technology; changes in currency exchange rates; the potential initial public offering of the semiconductor business and the anticipated timing of such transaction, and the expected use of the proceeds received in the separation and other risks described in the company’s filings with the Securities and Exchange Commission; and the potential public offering of a yield co vehicle and the anticipated timing of such transaction. These forward-looking statements represent the company’s judgment as of the date of this press release. The company disclaims, however, any intent or obligation to update these forward-looking statements.